EMPLOYMENT AGREEMENT

AGREEMENT between Ixion Biotechnology, Inc., a Delaware corporation
(the "Company"), and David C. Peck (the "Executive"), dated as of August 31, 1994 (the "Agreement Date").
The Executive is currently employed as President and Chief Financial
Officer of the Company. The Company wishes to assure itself and the Executive of continuity of management both before or after the event of a Change in Control of the Company, as hereinafter defined, and to provide the Executive with the termination and other benefits set forth in this Agreement in the event the Executive's employment with the Company terminates under the circumstances described below.

NOW, THEREFORE, the Company and the Executive hereby agree as follows:

1.  OPERATION AND TERM OF AGREEMENT; CHANGE IN CONTROL

(A)     Term.  This Agreement shall be effective as of the Agreement
Date and shall continue in effect until the Expiration Date. The Expiration Date shall initially be December 31, 1997, but commencing on January 1, 1997 and each January 1 thereafter, the Expiration Date shall automatically be extended by one additional year unless, not later than September 30 of the preceding year, the Company shall have given notice to the Executive that it does not wish to extend the Expiration Date; provided, however, that if a Change in Control shall have occurred prior to the original or extended Expiration Date, the Expiration Date shall automatically be extended to the third anniversary of the last day of the month in which the Change in Control occurred.
(B) Change In Control. A change in Control means a change in control of the Company which shall be deemed to have occurred if and when:
(i) the Company shall merge or consolidate with another corporation in a transaction in which the Company is not the surviving corporation, or the Company shall sell substantially all of its assets to another corporation;

(ii) more than 35% of the Company's securities then entitled to vote in the election of directors shall be acquired by any "person" (as such term is used in Section 13(d) and 14(d) of the Securities
Exchange Act of 1934, as amended); or


(iii) during any period of 24 consecutive months commencing on the Agreement Date, individuals who at the beginning of such period were members of the Board of Directors of the Company shall cease for any reason to constitute a majority of its Board of Directors.

2.     CERTAIN DEFINITIONS

(A) Period of Employment. The Period of Employment means the period of time commencing on the Agreement Date and ending on the Expiration Date or the Termination Date, whichever is earlier.
(B) Contract Term. The Contract Term means the period of time commencing on the Agreement Date and ending on the Expiration Date.
(C) Termination Date. The Termination Date means the date as of which the Executive's employment with the Company shall cease or be deemed to have ceased in the manner specified in Section 6 or Section 7.

3.     EXECUTIVE'S RESPONSIBILITIES; LOCATION

(A) Position, Duties, Responsibilities. The Executive shall serve in the position and have the duties and responsibilities of President and Chief Financial Officer.
(B) Best Efforts. During the Period of Employment, the Executive shall devote the equivalent of full time, best efforts, and undivided attention to the business and affairs of the Company, except for reasonable vacations, illness, or incapacity, as required by the Company's business activities. The Executive is aware that reasonable performance objectives may be established by the Company's Board of Directors upon recommendation by the Chairman after consultation with the Executive, for Company-wide performance and for performance by the Executive. The Executive agrees to work diligently throughout the Period of Employment to achieve any such performance objectives that shall then exist.
(C) Principal Business Office. During the Period of Employment, the Executive's principal business office shall be located in or near New Hope, Pennsylvania.

4.     RESTRICTIVE COVENANTS

(A) Noncompetition. The Executive agrees that during the Period of Employment and for the six-month period immediately following the Period of Employment, the Executive shall not, directly or indirectly, in any capacity, engage in any business which is substantially competitive with any business then actively conducted by the Company or any of its affiliates or subsidiaries, and the Executive shall not undertake to consult with or advise any such competitive business or otherwise, directly or indirectly, engage in any activity which is substantially competitive with or in any way adversely and substantially affects any activity of the Company or any of its affiliates or subsidiaries.
(B)     Nondisclosure.  Except as expressly provided herein, the
Executive agrees that during the Period of Employment and thereafter, the Executive shall not make use of, disclose, divulge, or make accessible, to any third party, any information of a secret or confidential nature known to the Executive in the course of his employment with the Company or any of its affiliates or subsidiaries until such information has come into the public domain or has otherwise ceased to be secret or confidential.
(C)     Inventions.   All patentable and unpatentable inventions,
discoveries, and ideas, which are made or conceived by the Executive during the term of this Agreement shall be the Company's sole and exclusive property throughout the world. Promptly upon conception of such invention, discovery, or idea, the Executive will disclose it to the Company which shall have full power and authority to file and prosecute patent applications throughout the world thereon and to procure and maintain patents thereon. The Executive shall, at the Company's request and expense, execute documents and perform such acts as counsel may deem advisable, to confirm in the Company all right, title, and interest throughout the world, in and to, such invention, discovery, or idea, and all patent applications, patents, and copyrights thereon, and to enable and assist the Company in procuring, maintaining, enforcing and defending patents, petty patents, copyrights, and other applicable statutory protection throughout the world on any such invention, discovery, or idea which may be patentable or copyrightable.
(D) Specific Performance and Injunctive Relief. The Executive acknowledges and agrees that the Company or its affiliates and subsidiaries will suffer irreparable injury if the provisions of this Section 4 are not honored, that damages resulting from such injury will be incapable of being precisely measured, and that the Company and its subsidiaries and affiliates will not have an adequate remedy at law to redress the harm which such violation shall cause. Accordingly, the Executive agrees that the Company shall have the rights and remedies of specific performance and injunctive relief, in addition to any other rights or remedies that may be available at law or in equity, in respect of any failure, or threatened failure, on the part of the Executive to comply with the provisions of this Section 4, including, but not limited to, temporary restraining orders and temporary injunctions to restrain any violation or threatened violation of this Agreement by the Executive.

5.     COMPENSATION, PERQUISITES, AND EMPLOYEE BENEFITS

(A) Base Compensation. For all substantially full time services rendered during the Period of Employment, the Executive shall receive annual base compensation at an initial rate of $60,000, which shall be increased, at least annually, in accordance with the Company's regular administrative practices generally applicable to its senior executives. At the Agreement Date, such rate is acknowledged to be below the median base compensation as reported by industry surveys relating to private companies of equivalent size.
 Upon a determination by the Board of Directors that the Company has obtained adequate initial financing, the Executive's base compensation shall be increased to not less than the median base compensation as reported by the most recent edition of Leadership in Biotechnology or any substantially equivalent compensation survey chosen by the Board of Directors, and thereafter, during the Period of Employment, shall not fall below such median as reported from time to time in such survey. The Executive's base compensation shall never be less than the base compensation paid to any other senior management executive of the Company other than the Chairman.
(B) Incentive Compensation. During the Period of Employment, the Executive shall be and continue to be a full participant in the Company's Annual Bonus Plan and Stock Option Plans (the "Incentive Plans"), as the Incentive Plans are in effect from time to time with such improvements in the Incentive Plans or other incentive compensation plans as may from time to time be made in accordance with the practices of the Company. The Executive shall be entitled to participate in any other incentive compensation plans generally available to senior executives of the Company. If any of the Incentive Plans are terminated or discontinued, the Executive shall be entitled to participate in other incentive compensation plans with terms at least as favorable to the Executive as the Incentive Plans in effect prior to the termination or discontinuance of the Incentive Plans.
(C) Perquisites. During the Period of Employment, the Executive shall be entitled to one club membership to be used for business purposes, and shall be entitled to such other perquisites and fringe benefits, as shall be approved by the Board of Directors. Upon a determination by the Board of Directors that the Company has obtained adequate initial financing, the Executive's perquisites shall include such perquisites generally available to officers of his rank at companies of equivalent size and status in the biotechnology industry, including without limitation a leased automobile, first class air travel, additional club memberships, supplemental retirement income, financial and legal counseling, and other perquisites.
(D)     Employee Benefits.  During the Period of Employment, the
Executive shall be entitled to participate in all employee benefit plans and programs as in effect for senior executives of the Company ("Plans") under the terms of the Plans, with such improvements in the Plans as may from time to time be made in accordance with the practices of the Company. The Executive shall be entitled to participate in any employee benefit plans and programs generally available to senior executives of the Company. If any of the Plans are terminated or discontinued, the Executive shall be entitled to participate in other employee benefit plans with terms at least as favorable to the Executive as the Plans as in effect prior to the termination or discontinuance of the Plans.
(E) Other Obligations of the Company. Any increases in base and incentive compensation, perquisites or employee benefits under this Agreement or otherwise shall not diminish any other obligation of the Company hereunder.

6.     DEATH OR DISABILITY

(A) Death. If the Executive should die during the Period of Employment, his employment shall be deemed to have ceased on the last day of the month in which death shall have occurred.
(B) Disability. "Disability" shall mean an illness or accident which the Board of Directors determines in its discretion will or has prevented the Executive from performing his duties under this Agreement for a period of six consecutive months. In the event that the Executive incurs a Disability during the Period of Employment, his employment shall be deemed to have ceased on the last day of such six-month period.

7.     TERMINATION

(A) Cause. Upon a determination by the Board of Directors, the Company shall have the right at any time to terminate the Executive's employment with the Company. The termination of the Executive's employment by the Company during the Contract Term shall be deemed to be for "cause" only if such termination shall be the result of any of the following:

(i) an act or acts of dishonesty by the Executive resulting in conviction for a felony or conviction of a misdemeanor involving moral terpitude;

(ii) a deliberate and intentional failure by the Executive during the Period of Employment (except by reason of incapacity due to illness or accident) to comply with the provisions of this Agreement relating to the time and best efforts to be devoted by the Executive to the affairs of the Company;

(iii) the Executive's gross misconduct, if such conduct results in demonstrably material injury to the Company; or

(iv) following a unanimous vote of the Board of Directors (the Executive abstaining), the Board determines that the Executive materially failed to meet the resonable performance objectives established by the Board for Company-wide performance and for performance by the Executive;

provided that notice of such termination is given in accordance with Section 7(C) below.
(B) Good Reason. The Executive shall have the right at any time to terminate his employment with the Company. Termination by the Executive shall be deemed to be for "Good Reason" only if such termination shall be the result of the following:
(i) a reduction during the Period of Employment in the current level of the Executive's aggregate compensation, including his annual base compensation, Annual Bonus Plan awards, Stock Option Plan awards, employee benefit plan coverages, and perquisites (other than a reduction in awards or benefits that is generally applicable to participants in a plan in accordance with the terms of the plan);

(ii) a diminishment during the Period of Employment in the Executive's position, powers, authority, duties, or responsibilities, or the business to which those powers, authority, duties, or responsibilities apply; removal during the Period of Employment of the Executive from the highest office held on or after the Agreement Date; or change during the Period of Employment in the Executive's chain of supervision as it existed as of the Agreement Date (unless as a result of, and only during, Executive's Disability); or


(iii) a material beach of this Agreement by the Company;

provided that notice of the Executive's election to terminate his employment under this Agreement is given in accordance with Section 7(C) below. Failure to elect to terminate with respect to one event giving rise to Good Reason does not preclude the Executive from making the election with respect to a subsequent event.
(C)     Termination Procedure.
(1)     Notice.
(a) Notice of termination of employment under this Agreement shall be provided in writing by the Company or the Executive, as applicable, and shall specify the date as of which the Executive's employment shall be deemed to have ceased, which date shall in no event be earlier than 60 days from the date of such notice.
(b) In the event that the Company elects to terminate employment, the Company shall provide to the Executive the notice described in Section 7(C)(1)(a) above. If termination is alleged to be for Cause, such notice shall also state that the Executive was guilty of conduct set forth in Section 7(A), with the particulars thereof specified in detail.
(c) In the event that the Executive elects to terminate employment, the Executive shall provide to the Company the notice described in
Section 7(C)(1)(a) above. If termination is alleged to be for Good Reason, such notice shall also specify the reason for such termination, as set forth in Section 7(B), with the particulars thereof specified in detail, and shall be given, except in the case of a continuing breach, within three calendar months after the most recent event giving rise to Good Reason.
(2)     Cure.
(a) In the case of the Executive's alleged breach or gross misconduct set forth in Sections 7(A)(ii) or (iii), the Executive shall be given the opportunity to remedy such alleged breach or gross misconduct within 30 days from his receipt of the notice referred to above, or take all reasonable steps to that end during such 30-day period and thereafter.
(b) In the case of the Executive's allegation of Good Reason, the Company shall be given the opportunity to remedy the alleged Good Reason within 30 days from its receipt of the notice referred to above, or take all reasonable steps to that end during such 30-day period and thereafter.
(3) Arbitration. In the event that the Executive's employment shall be terminated by the Company and such termination is alleged to be for Cause, the Executive shall have the right, in addition to all other rights and remedies provided by law or equity, to seek arbitration as described below.
In the event that the Executive's employment shall be terminated by the Executive and such termination is alleged to be for Good Reason, the Company shall have the right, in addition to all other rights and remedies provided by law or equity, to seek arbitration as described below. Such arbitration shall be sought in Alachua County, State of Florida, under the rules of the American Arbitration Association, by serving notice to arbitrate upon the other party no more than 60 days after such party received the notice of termination referred to above.

8.     CONSEQUENCES OF TERMINATION, DEATH OR DISABILITY

(A)     Termination by the Company Other Than for Cause or by the
Executive for Good Reason. In the event of a termination by the Company of the Executive's employment during the Contract Term other than for Cause or by the Executive for Good Reason, the Company shall, as liquidated damages, pay to the Executive and provide him, in lieu of all other rights, remedies, damages, and relief to which he might otherwise be entitled under this Agreement, with the benefits described below in this Section 8(A):
(1)  Severance.  A lump-sum payment in an amount equal to (i) the aggregate base compensation at the then current rate payable through the Expiration Date but not less than one times Executive's base compensation in effect on the Termination Date or, (ii) in event of a Change of Control, the lesser of such amount and 299% of the "base amount" of the Executive as determined under section 280G of the Internal Revenue Code of 1986. This amount shall be reduced by any severance payments made to the Executive under any other employment contract or severance arrangement with the Company.
(2)  Annual Incentive Compensation.  A payment in respect of the annual incentive compensation of the Executive of the following amounts:
  (a)  any Annual Bonus payments awarded for a year prior to the year in which the Termination Date occurs but not paid as of the Termination Date, which amount shall not be less than the Executive's annual base compensation for such year multiplied by item (ii) of Section 8(A)(2)(b) below; and
  (b)  an amount in respect of the annual incentive compensation that would have been earned in respect of the year in which such Termination Date occurs, in an amount calculated by multiplying (i) the rate of annual base compensation in effect for the Executive immediately prior to the Termination Date by (ii) the average of the annual awards under the Annual Bonus Plan payable in respect of the two calendar years immediately preceding the year for which payment is made, with each such award expressed as a percentage of the annual base compensation paid to the Executive for the respective calendar years.
(3)  Stock Option Plan.  With respect to the Company's Stock
Option Plan, the following:
(a)     All unvested options shall immediately vest on the
Termination Date;
(b)     Any option which is unexerciseable shall be accelerated to become immediately exercisable on the Termination Date; and
  (c)  All unexercised options shall remain exercisable for the maximum period then permitted by the Internal Revenue Code of the United
States.
(4)   Restricted Stock; Right to Purchase Stock.     All unvested
restricted stock shall immediately vest on the Termination Date. Executive shall have the right to convert all, or a portion, of any outstanding balances of any loan to the Company, or any deferred compensation account into voting common stock of the Company at a price equal to the lowest price (after adjustment for stock splits or stock dividends) at which common stock has been sold (other than pursuant to the exercise of outstanding options under the Stock Option Plan, the Board Retainer Plan, or any similar plan) at any time during the 24 months immediately preceding the Termination Date. Such right shall be exercisable not later than 60 days after the Termination Date.
(5)       Other Compensation and Benefits.     With respect to
compensation and benefits other than those specified in this Section 8, the Executive shall receive the amounts and arrangements, if any, ordinarily provided to senior executives of the Company upon termination of employment in accordance with the plans, programs, and practices of the Company applicable to senior executives, as in effect on the Termination Date or, at Executive's election, on the date of a Change in Control. In addition, the Executive shall receive the amounts and arrangements provided upon termination of employment in accordance with the Company's Deferred Compensation Plan, the subordinated note agreement, and any other agreement between the Company and the Executive executed on or after the Agreement Date.
(B)     Disability or Death.
(1)     Disability.  In the event of the Executive's Disability
during the Period of Employment, the Executive shall be entitled to the compensation and benefits provided for in Sections 5(A), (C) and (D) of this Agreement for the Period of Employment. Payment shall be without prejudice to any other payments due in respect of the Executive's death or Disability.
(2)     Death.  In the event of the death of the Executive during the
Period of Employment, the Executive's representative shall be entitled to the compensation provided in Section 5(A) of this Agreement through the Period of Employment. Payments shall be without prejudice to any other payment due in respect of the Executive's death or Disability.
(3)     Incentive Compensation.  In the event of the Executive's
Disability or death during the Period of Employment, the Company shall pay the Executive or his legal representative, in addition to the payments required by this Section 8(B): an award under the Annual Bonus Plan, determined in accordance with Section 8(A)(2) on a pro-rata basis, for the portion of the calendar year prior to the Termination Date (or, in the case of Disability, the earlier of the Termination Date and the Expiration Date).
(4)     Reduction of Payments.  The amount of any payments due under this Section 8(B) shall be reduced by any payments to which the Executive is entitled for the same period because of disability under any disability benefit plan of the Company providing salary continuation.
(C)     Termination by the Company for Cause or by the Executive Other
Than for Good Reason.     In the event of a termination by the Company of the
Executive's employment during the Contract Term for Cause or by the Executive other than for Good Reason, the Executive shall be entitled to the compensation and benefits ordinarily provided to senior executives of the Company upon termination of employment in accordance with the plans, programs, and practices of the Company applicable to senior executives as in effect on the Termination Date of the date of the Change in Control, at Executive's election.
(D) Time of Payment. All lump-sum payments to be made by the Company under this Section 8 shall be made within five days after the Termination Date. Annuity payments shall commence on the last day of the calendar month in which the Termination Date occurs.

9.     INTEREST ASSUMPTIONS

Determination of any present values relating to this Agreement for purposes of sections 280G and 4999 of the Internal Revenue Code shall be based upon a discount rate equal to 120 percent of the applicable Federal rate (determined under section 1274(d) of the Internal Revenue Code of 1986 and the regulations thereunder), compounded semiannually. The Executive shall be deemed to have elected the discount rate as in effect on the Agreement Date. The Company hereby agrees to use the discount rate that is deemed to be elected by the Executive.

10.     WITHHOLDING

All payments required to be made by the Company hereunder to the Executive shall be subject to the withholding of such amounts, if any, relating to tax, excise tax, and other payroll deductions as the Company may reasonably determine it should withhold pursuant to any applicable law or regulation.

11.     INDEMNIFICATION AND INSURANCE; LEGAL EXPENSES

(A) Indemnification and Insurance. The Company will indemnify the Executive (including payment of expenses in advance of final disposition of the proceeding) to the fullest extent permitted by the laws of the State of Florida and the Certificate of Incorporation and By-Laws of the Company, in each case as in effect on the date of the Change in Control or on the Termination Date, whichever affords greater protection to the Executive; and the Executive shall be entitled to the protection of any insurance policies the Company may elect to maintain generally for the benefit of its directors and officers, against all costs, charges, and expenses whatsoever incurred or sustained by him in connection with any action, suit, or proceeding to which he may be made a party by reason of his being or having been a director, officer, or employee of the Company or any of its subsidiaries or affiliates or his serving or having served any other enterprise as a director, officer, or employee at the request of the Company. The Company shall cause to be maintained in effect for not less than six years from the Termination Date policies of directors' and officers' liability insurance of at least the same coverage as those policies, if any, maintained by the Company on the Termination Date or the date of the Change in Control and containing terms and conditions which are no less advantageous than such policies, or if such coverage is not available, the best available coverage for equal cost to the Company.
(B) Legal Expenses. In the event of any litigation, arbitration, or other proceeding between the Company and the Executive with respect to the subject matter of this Agreement or the enforcement of the Executive's rights hereunder, the Company shall reimburse the Executive, regardless of the outcome, for all of his reasonable costs and expenses relating to such litigation, arbitration, or other proceeding, including, without limitation, reasonable attorneys' fees and expenses. In no event shall the Executive be required to reimburse the Company for any of the costs or expenses relating to such litigation, arbitration, or other proceeding.

12.     NOTICES

All notices, requests, demands and other communications provided for by this Agreement shall be in writing and shall be sufficiently given if and when mailed in the continental United States by registered or certified mail or personally delivered to the party entitled thereto at the address stated below or to such changed address as the addressee may have given by a similar notice:


To the Company:     Ixion Biotechnology, Inc.
One Progress Blvd., Box 26
Alachua, FL 32615

To the Executive:          David C. Peck
115 Golfview Drive
Homosassa, FL 34446

13.     REGISTRATION RIGHTS

(A) Mandatory Registration under the Act. Provided the Company is then a public company, promptly after the Company's receipt of a request, made by the Executive at any time during the Contract Term or prior to the third anniversary of the Termination Date, whichever is later, to register under the Securities Act of 1933 (the "Act"), at least 100,000 shares of Company common stock owned by Executive, to enable such Executive to make an underwritten or other public secondary offering thereof, the Company shall cause a registration statement to be filed with the Securities and Exchange Commission (the "Commission") with respect to the number of such shares specified in the request, and shall use its best efforts to cause the registration statement to become effective. The Company shall not be required to cause more than one registration statement to be filed pursuant to this
Section 13(A). The Company shall be entitled to include other securities of the Company to be offered either by the Company or other stockholders of the Company in any such registration statement; provided, however, that the Company or the holder or holders of other securities of the Company to be registered, as the case may be, shall agree to execute and deliver the underwriting agreement, if any, to be executed and delivered in connection with any such registration and the Executive requesting the registration shall have control of such registration and may require that any such other securities of the Company not be included in the registration statement if he is advised by the investment banking firm managing the underwriting that it reasonably believes that such inclusion would adversely affect the offering of the shares to be covered by the proposed registration statement. The Company shall be entitled to postpone the filing of any such registration statement for a reasonable period of time if the Company is, at the time at which it receives any such request by Executive, conducting or is about to conduct, an offering of its securities, and the Company is advised by its investment banking firm that such offering would be adversely affected by the registration requested.
(B) Inclusion in Other Registrations. If, at any time during the period referred to in section 13(A) above, the Company shall determine or be required to register any shares of its common stock (whether on behalf of itself or any other person) under the Act on Forms S-1, S-2, S-3, SB-1, or SB-2 (or if such forms are rescinded by the Commission, the forms which supplant such forms), excluding any registration for the offering and sale of securities of the Company to its employees, it will notify Executive in order that he may request that all or a part of the any shares of common stock owned by him be included in the registration statement. If requested by the Executive in writing within 20 days after the Company's notice, the Company will include the requested number of shares in such registration statement. Any such request shall include the agreement of the Executive requesting the registration to execute and deliver the underwriting agreement, if any, to be executed and delivered in connection with such registration. The Company may, however, decline to include all or a part of the requested number of shares in a registration statement pursuant to this section if it is advised by the investment banking firm managing the underwriting that such inclusion would adversely affect the offering of the shares to be covered by the proposed registration statement.
The Company shall use its best efforts to file such post-effective amendments to any registration statement described in this Section 13(B) as shall be necessary to keep it effective until six months after the effective date of the registration statement or the date on which all of the shares of the Purchasers covered thereunder shall have been sold, whichever is earlier.

 As a condition to the Company's obligation under this Section 13(B) to cause a registration statement or amendment to be filed or shares to be included in a registration statement, the Executive shall provide such information and execute such documents as may reasonably be required in connection with such registration. In addition, the Company shall not be required to include such shares in a registration statement if it shall have received opinions of its and the Executive's counsel to the effect that the proposed disposition of such shares may be effected without registration under the Act.

14.     GENERAL PROVISIONS

(A) Determinations of Value. Whenever, under this Agreement, it is necessary to determine whether one benefit is less than, equal to, or larger than another in value (whether or not such benefits are provided under this Agreement), such determination shall be made using the assumptions described in Section 9.
(B)     Other Existing Agreements.     Except as specifically set forth
in this Agreement, this Agreement shall supersede any right under any other agreement relating to terms of employment between the Company and the Executive existing as of the Agreement Date.
(C)     Limitation.     This Agreement shall not confer any right or
impose any obligation on the Executive to continue in the employ of the Company, or limit the right of the Company or the Executive to terminate his employment.
(D)     Company Set-Off and Counterclaim.     The Company shall have no
right of set-off or counterclaim in respect of any claim, debt, or obligation against any payments provided for in this Agreement.
(E)     Assignment of Interest.     No right to or interest in any
payments shall be assignable by the Executive; provided, however, that this provision shall not preclude him from designating one or more beneficiaries to receive any amount that may be payable after his death and shall not preclude his executor or administrator from assigning any right hereunder to the person or persons entitled thereto.
(F)     Amendment, Modification and Waiver.     No provision of this
Agreement may be amended, modified or waived unless such amendment, modification or waiver shall be agreed to in writing signed by the Executive and by a duly authorized Company officer.
(G) Enforceability. If any provision of this Agreement shall be determined to be invalid or unenforceable by a court of competent jurisdiction, the remaining provisions of this Agreement shall remain in full force and effect to the fullest extent permitted by law.
(H) Entirety of Agreement. This Agreement constitutes the entire agreement between the Company and the Executive relating to the subject matter hereof. Any compensation or benefits to which the Executive is entitled under this Agreement shall be provided based solely upon its terms, without regard to any materials used in the preparation or consideration of this Agreement, including any summary of terms or estimate of amounts relating to this Agreement.
(I)     Company and Successors.  This Agreement shall be binding upon and inure to the benefit of the Company and any successor of the Company including, without limitation, any corporation or corporations acquiring directly or indirectly all or substantially all of the assets of the Company, whether by merger, consolidation, sale, or otherwise (and such successor shall thereafter be deemed "the Company" for the purposes of this Agreement), but shall not otherwise be assignable by the Company.
(J)     Definition of Executive.     The word "Executive" shall,
wherever appropriate, include his dependents, beneficiaries, and legal representatives.
(K) Conflict of Law. The validity, interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Florida, without giving effect to the principles of conflict of laws thereof. IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.
IXION BIOTECHNOLOGY



By

Weaver H. Gaines
Chairman and Chief Executive
Officer


[SEAL]

ATTEST:



  Secretary



David C. Peck
Executive
Employdp.Agr